Kayne Anderson Announces Hiring of Robert G. Phillips as a Senior Advisor

LOS ANGELES, CA -- 12/03/2007 -- KA Fund Advisors, LLC ("Kayne Anderson"), which serves as the advisor to Kayne Anderson MLP Investment Company ("KYN"), Kayne Anderson Energy Total Return Fund ("KYE") and Kayne Anderson Energy Development Company ("KED") announced today that Robert G. Phillips has been retained by Kayne Anderson as a Senior Advisor. In addition, certain of Kayne Anderson's private equity energy funds have agreed to invest in Crestwood Midstream Partners, a new limited liability company that is being formed by Mr. Phillips, Keith Forman, Terry Morrison and Neel Pinge. Mr. Phillips was previously CEO of the general partner of Enterprise Products Partners L.P., which is the largest publicly traded midstream energy MLP. Mr. Forman has agreed to resign from the Board of Directors of KED as a result of this new business relationship with Kayne Anderson in order for the majority of KED's Board to remain independent.

"We are very excited to have someone of Bob's stature and experience join the Kayne Anderson team. We look forward to being able to access Bob's advice with respect to both our public and private investments" stated Kevin McCarthy, CEO and President of KYN, KYE and KED.

Kayne Anderson MLP Investment Company is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, whose common stock is traded on the NYSE. The Company's investment objective is to obtain a high after-tax total return by investing at least 85% of its total assets in energy-related master limited partnerships and their affiliates, and in other companies that, as their principal business, operate assets used in the gathering, transporting, processing, storing, refining, distributing, mining or marketing natural gas, natural gas liquids (including propane), crude oil, refined petroleum products or coal.

Kayne Anderson Energy Total Return Fund, Inc. is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940 whose common stock is traded on the NYSE. The Fund's investment objective is to obtain a high total return with an emphasis on current income by investing primarily in securities of companies engaged in the energy industry, principally including publicly-traded energy-related master limited partnerships and limited liability companies taxed as partnerships and their affiliates, energy-related U.S. and Canadian royalty trusts and income trusts and other companies that derive at least 50% of their revenues from operating assets used in, or providing energy-related services for, the exploration, development, production, gathering, transportation, processing, storing, refining, distribution, mining or marketing of natural gas, natural gas liquids (including propane), crude oil, refined petroleum products or coal.

Kayne Anderson Energy Development Company is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. The Company will seek to achieve this objective by investing at least 80% of its net assets together with the proceeds of any borrowings (its "total assets") in securities of companies that derive the majority of their revenue from activities in the energy industry, including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and sale of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane to retail customers and industrial end-users.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ from the Company's historical experience and its present expectations or projections indicated in any forward-looking statements. These risks include, but are not limited to, changes in economic and political conditions; regulatory and legal changes; MLP industry risk; leverage risk; valuation risk; interest rate risk; tax risk; and other risks discussed in the Company's filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Company's investment objectives will be attained.

Contact:
KA Fund Advisors, LLC
http://www.kaynecapital.com/
David Shladovsky
800-231-7414